Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES SECOND QUARTER 2015 EARNINGS

Q2 Highlights

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Net Income of $2.2 million

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Return on average assets of 1.14%

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37.4% decrease in other real estate owned

Manitowoc, Wisconsin, July 22, 2015 – County Bancorp, Inc. (NASDAQ: ICBK) today reported second quarter 2015 net income of $2.2 million.  Earnings for the six months ended June 30, were $4.7 million in 2015 compared to $3.9 million for the same period in 2014.  This represents a return on average assets of 1.21% for the six months ended June 30, 2015 compared to 1.03% for the first half of 2014.

“We attribute our strong second quarter earnings to steady net interest margins in this highly competitive loan market,” said Timothy J. Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank.  “We were also able to increase non-interest income, primarily from the sale of agricultural loans and Farm Service Agency Government Guaranteed loans, which has helped us maintain a solid efficiency ratio.  In addition, reductions in other real estate owned, have also contributed to our bottom line.  We are well positioned for growth and continue to seek additional business banking talent as well as strategic acquisition opportunities.”

Total assets of $781.1 million at June 30, 2015 were similar to the first quarter ended March 31, 2015 of $781.4 million.  Total loans increased $19.3 million or 3.0% to $654.4 million at June 30, 2015 from $635.1 million at March 31, 2015.  This increased loan demand was funded by deploying cash and cash equivalents.

Non-performing assets improved 28.1% to $18.3 million at June 30, 2015 from $25.4 million at June 30, 2014.  The largest improvement was in other real estate owned which declined from $11.4 million at June 30, 2014 to $3.2 million at June 30, 2015.  Non-performing assets increased slightly by $0.3 million from the prior quarter.  The decrease in other real estate owned was offset by an increase in nonaccrual loans.

Net income for the quarters ended June 30, 2015 and 2014 were both $2.2 million. This represents a return on average assets of 1.14% for the three months ended June 30, 2015 compared to 1.16% for the three months ended June 30, 2014.  Net interest margin increased to 3.34% for the three months ended June 30, 2015, compared to 3.27% for the three months ended June 30, 2014.  Despite similar earnings, diluted earnings per share decreased to $0.36 for the three months ended June 30, 2015 from $0.45 at June 30, 2014, as the result of the 1,357,000 shares that were issued during our initial public offering in January, 2015.

Net income for the six months ended June 30, 2015 was $4.7 million compared to $3.9 million for the six months ended June 30, 2014.  This represents year-over-year growth of 23.0% which was primarily driven by a $1.1 million increase in net interest income and a $0.5 million recovery of loan losses offset in part by increased non-interest operating expenses including costs associated with being a public company.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on Northeastern and Central Wisconsin.  Our customers are served from our full-service locations in Manitowoc and Stevens Point, and our loan production offices in Darlington, Eau Claire, and Fond du Lac.

Forward-Looking Statements

This press release includes "forward-looking statements”.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking information contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent SEC filings.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Investor Relations Contact

Timothy J. Schneider

CEO, Investors Community Bank

Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com

County Bancorp, Inc.

Consolidated Financial Summary (Unaudited)

	June 30, 2015	March 31, 2015	June 30, 2014
Selected Balance Sheet Data:
(In thousands, except per share data)

Total assets	$ 781,117	$ 781,408	$ 757,736
Total loans	654,389	635,067	585,993
Allowance for loan losses	9,897	10,269	10,556
Deposits	608,571	608,441	620,638
Shareholders' equity	101,024	99,544	75,791
Common equity	93,024	91,544	67,791

Stock Price Information:
High	$ 20.33	$ 21.70	N/A
Low	$ 17.90	$ 16.76	N/A
Market value (2015)/Book value (2014) per common share	$ 19.00	$ 19.68	$ 15.19
Common shares outstanding	5,734	5,734	4,464

Non-Performing Assets:
(In thousands)

Nonaccrual loans	$ 15,098	$ 12,834	$ 14,004
Other real estate owned	3,211	5,128	11,445
Total non-performing assets	$ 18,309	$ 17,962	$ 25,449

Restructured loans not on nonaccrual	$ 820	$ 826	$ 963

Non-performing assets as a % of total loans	2.80%	2.83%	4.34%
Non-performing assets as a % of total assets	2.34%	2.30%	3.36%
Allowance for loan losses as a % of nonperforming assets	54.06%	57.17%	41.48%
Allowance for loan losses as a % of total loans	1.51%	1.62%	1.80%

Net charge-off (recoveries) year-to-date	248	(268)	(61)
Provision for (recovery of) loan loss year-to-date	(458)	(602)	-

	For the three months ended		For the six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Selected Income Statement Data:
(In thousands, except per share data)

Net interest income	$ 6,225	$ 5,830	$ 12,390	$ 11,294
Provision for (recovery of ) loan losses	144	-	(458)	-
Net interest income after provision for (recovery of) loan losses	6,081	5,830	12,848	11,294
Non-interest income	1,713	1,559	3,587	3,369
Non-interest expense	4,230	3,890	8,848	8,471
Income tax expense	1,345	1,332	2,843	2,335
Net income	$ 2,219	$ 2,167	$ 4,744	$ 3,857

Return on average assets	1.14%	1.16%	1.21%	1.03%
Return on average shareholders' equity	7.66%	9.66%	8.41%	8.69%
Return on average common shareholders' equity	9.00%	12.28%	10.01%	11.01%
Efficiency ratio	54.38%	51.81%	52.45%	52.68%

Per Common Share Data:
Basic	$ 0.36	$ 0.46	$ 0.80	$ 0.81
Diluted	$ 0.36	$ 0.45	$ 0.79	$ 0.79
Dividends declared	$ 0.04	$ -	$ 0.08	$ -

Non interest income:
Service charges	$ 286	$ 76	$ 506	$ 171
Loan servicing fees	1,221	1,174	2,412	2,335
Loan servicing rights	(35)	(106)	26	32
Gain on sale of loans	29	94	122	182
Income on ORE	96	198	210	409
Other	116	123	311	240
Total	$ 1,713	$ 1,559	$ 3,587	$ 3,369

Non-interest expense:
Employee compensation and benefits	$ 2,869	$ 2,477	$ 5,589	$ 5,058
Occupancy	79	74	160	154
Information processing	178	136	344	280
Professional fees	161	194	387	353
FDIC assessment	122	126	220	276
ORE expenses	57	234	140	494
Writedown of ORE	-	-	182	685
Net loss/(gain) on ORE	(86)	62	287	62
Business development	115	99	224	199
Other	735	488	1,315	910
Total	$ 4,230	$ 3,890	$ 8,848	$ 8,471

Non-GAAP Financial Measures

The information below reconciles the return on average common shareholders' equity to its most comparable U.S. GAAP measure:
Return on average common shareholders' equity
Return on average shareholders' equity	7.66%	9.66%	8.41%	8.69%
Effect of excluding average preferred shareholders' equity	1.34%	2.62%	1.60%	2.32%
Return on average common shareholders' equity	9.00%	12.28%	10.01%	11.01%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$ 4,230	$ 3,890	$ 8,848	$ 8,471
Less: net (loss)/gain on sales and write-downs of OREO	87	(62)	(468)	(747)
Adjusted non-interest expense (non-GAAP)	$ 4,317	$ 3,828	$ 8,380	$ 7,724

Net interest income	$ 6,225	$ 5,830	$ 12,390	$ 11,294
Non-interest income	1,713	1,559	3,587	3,369
Operating revenue	$ 7,938	$ 7,389	$ 15,977	$ 14,663

Efficiency ratio	54.38%	51.81%	52.45%	52.68%

	Three Months Ended
	June 30, 2015			June 30, 2014
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
Assets
Investment securities	$ 81,307	$ 341	1.68%	$ 74,481	$ 338	1.82%
Loans (2)	648,752	7,666	4.73%	576,293	7,397	5.13%
Interest bearing deposits due from other banks	14,952	12	0.32%	61,500	41	0.27%
Total interest-earning assets	$ 745,011	$ 8,019	4.31%	$ 712,274	$ 7,776	4.37%

Allowance for loan losses	(10,327)			(10,546)
Other assets	44,013			47,179
Total assets	$ 778,697			$ 748,907

Liabilities
Savings, NOW, money market, interest checking	149,893	175	0.47%	131,908	157	0.48%
Time deposits	391,588	1,313	1.34%	419,575	1,402	1.34%
Total interest-bearing deposits	$ 541,481	$ 1,488	1.10%	$ 551,483	$ 1,559	1.13%
Other borrowings	6,426	64	3.98%	12,644	205	6.49%
FHLB advances	33,000	124	1.50%	17,000	62	1.46%
Junior subordinated debentures	12,372	120	3.88%	12,372	120	3.88%
Total interest-bearing liabilities	$ 593,279	$ 1,796	1.21%	$ 593,499	$ 1,946	1.31%

Non-interest bearing deposits	62,401			58,796
Other liabilities	7,327			6,884
Total liabilities	$ 663,007			$ 659,179

SBLF preferred stock (3)	15,000			15,000
Shareholders' equity	100,690			74,728
Total liabilities and equity	$ 778,697			$ 748,907

Net interest income		6,223			5,830
Interest rate spread (4)			3.09%			3.06%
Net interest margin (5)			3.34%			3.27%
Ratio of interest-earning assets to interest -bearing liabilities	1.26			1.20

	Six Months Ended
	June 30, 2015			June 30, 2014
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
Assets
Investment securities	$ 80,996	$ 677	1.67%	$ 73,457	$ 692	1.88%
Loans (2)	646,931	15,294	4.73%	578,725	14,479	5.00%
Interest bearing deposits due from other banks	20,243	30	0.30%	55,481	67	0.24%
Total interest-earning assets	$ 748,170	$ 16,001	4.28%	$ 707,663	$ 15,238	4.31%

Allowance for loan losses	(10,448)			(10,559)
Other assets	43,428			48,516
Total assets	$ 781,150			$ 745,620

Liabilities
Savings, NOW, money market, interest checking	149,637	349	0.47%	126,904	302	0.48%
Time deposits	394,516	2,617	1.33%	423,363	2,815	1.33%
Total interest-bearing deposits	$ 544,153	$ 2,966	1.09%	$ 550,267	$ 3,117	1.13%
Other borrowings	9,645	159	3.30%	13,265	431	6.50%
FHLB advances	32,779	246	1.50%	19,099	156	1.63%
Junior subordinated debentures	12,372	240	3.88%	12,372	240	3.88%
Total interest-bearing liabilities	$ 598,949	$ 3,611	1.21%	$ 595,003	$ 3,944	1.33%

Non-interest bearing deposits	61,708			54,994
Other liabilities	7,678			6,837
Total liabilities	$ 668,335			$ 656,834

SBLF preferred stock (3)	15,000			15,000
Shareholders' equity	97,815			73,786
Total liabilities and equity	$ 781,150			$ 745,620

Net interest income		12,390			11,294
Interest rate spread (4)			3.07%			2.98%
Net interest margin (5)			3.31%			3.19%
Ratio of interest-earning assets to interest -bearing liabilities	1.25			1.19

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	The SBLF preferred stock refers to our Series C noncumulative perpetual preferred stock issued to the U.S. Treasury through the U.S. Treasury’s Small Business Lending Fund program.
(4)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.